                                                                    EXHIBIT 10.9


                             THE TJX COMPANIES, INC.
                       GENERAL DEFERRED COMPENSATION PLAN
                               (1998 RESTATEMENT)

                                 FIRST AMENDMENT

         The TJX Companies, Inc. hereby amends its General Deferred Compensation Plan (1998 Restatement), effective as of January 1, 1999, by adding thereto the following Exhibit B:

                                   "EXHIBIT B

                  Reference is made to the Company's Executive Savings Plan (the "ESP"), under which nonqualified deferrals by eligible employees of the Company, and additional Company credits, are credited to a memorandum account maintained by the Company and notionally invested in one or more mutual funds or other investments pending distribution or withdrawal. Each Participant for whom one or more Deferred Accounts are maintained under the Plan as of January 30, 1999 will have a one-time opportunity to elect, within such period as the E.C.C. or its delegates may determine (but not later than March 31, 1999), to have the Participant's "eligible balance" or any "eligible portion" thereof (as those terms are hereinafter defined) treated as having been credited effective March 31, 1999 under the ESP and thereafter governed exclusively by the terms of the ESP. The Deferred Account of a Participant who makes an election under this Exhibit B shall be reduced as of March 31, 1999 by the amount treated as having been transferred to the ESP. Each election under this Exhibit B shall be irrevocable when made and shall be made in accordance with such procedures as the E.C.C. or its delegates may determine. For purposes of this Exhibit B, a Participant's "eligible balance" includes all amounts credited to the Participant's Deferred Accounts on January 30, 1999 (but excluding, for the avoidance of doubt, deferrals under MIP for fiscal 1999 or similar amounts that are later credited as of January 30, 1999), and an "eligible portion" is any portion of the eligible balance that is attributable to deferrals for one or more fiscal years of the Company. For the avoidance of doubt, a Participant shall not be entitled to elect the transfer described in this Exhibit B with respect to less than all of the deferrals (and notional interest with respect thereto) for a fiscal year."

         IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 8th day of March, 1999.

                                                  THE TJX COMPANIES, INC.


                                                  By: /s/ Donald G. Campbell
                                                      --------------------------

                             THE TJX COMPANIES, INC.

                       GENERAL DEFERRED COMPENSATION PLAN
                               (1998 Restatement)


Attached is a true copy of the TJX Companies, Inc. General Deferred Compensations Plan (1998 Restatement) (the "Plan") as in effect prior to the First Amendment to the Plan.


                                      THE TJX COMPANIES, INC.


                                  By: /s/ Donald G. Campbell
                                      --------------------------


Date: March 8th, 1999

                             THE TJX COMPANIES, INC.

                       GENERAL DEFERRED COMPENSATION PLAN
                               (1998 Restatement)

                             THE TJX COMPANIES, INC.

                       GENERAL DEFERRED COMPENSATION PLAN

1.  Purpose ..............................................................     1

2.  Definitions ..........................................................     1

3.  Administration .......................................................     2

4.  Deferral of Compensation .............................................     3

5.  Establishment of Deferred Account ....................................     5

6.  Payment of Deferred Compensation .....................................     5

7.  General Provisions ...................................................     7

                             THE TJX COMPANIES, INC.

                       GENERAL DEFERRED COMPENSATION PLAN

         1. Purpose. The purpose of The TJX Companies, Inc. General Deferred Compensation Plan is to provide a means for selected participants to defer the payment of compensation. Insofar as eligibility to participate in the Plan extends to employees, it shall be limited to a select group of management or highly compensated employees with the intention that the Plan at all times qualify as an exempt "top hat" plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2. Definitions.

         A. "Company" shall mean The TJX Companies, Inc. and its subsidiaries, except that as used in Exhibit A the term "Company" shall mean The TJX Companies, Inc. As used in the preceding sentence and in Exhibit A, "subsidiary" means any corporation or other entity 50% or more of the total combined voting power of all classes of stock or other interests of which are owned, directly or indirectly, by The TJX Companies, Inc.

         B. "Deferred Compensation" shall mean "Eligible Compensation", the payment of which has been deferred by a "Participant".

         C. "Director" shall mean a member of the Board of Directors of The TJX Companies, Inc.

         D. "E.C.C." shall mean the Executive Compensation Committee of the Board of Directors of The TJX Companies, Inc.

         E. "Eligible Compensation" shall mean any of the following payable to a Participant: (i) base salary, (ii) cash bonuses pursuant to an annual or long-term incentive plan of the Company, (iii) in the case of Directors, annual retainers and/or meeting fees, and (iv) and, to the extent provided by the E.C.C., other cash compensation.

         F. "Eligible Person" shall mean (i) an employee of the Company who has been selected by the E.C.C. as eligible to defer compensation, or (ii) a Director.

         G. "Interest Rate" for a Plan Year (the "Plan Year of reference") shall be determined as follows. First, there shall be determined for each month of the preceding Plan Year a rate equal to the yield (as quoted in the Wall Street Journal on the first Monday of the month) upon the issue of United States Treasury Notes which has a period remaining to maturity of not less than, but closest to, ten years after the first day of such month. If there is no such quote for a month, the E.C.C. shall determine a rate of interest for the month. The twelve rates so determined for the preceding Plan Year shall then be averaged, and the average so determined shall be the Interest Rate for the Plan Year of reference.

         H. "Participant" shall mean an Eligible Person who has elected to defer compensation in accordance with the Plan.

         I. "Plan" shall mean The TJX Companies, Inc. General Deferred Compensation Plan as it may be amended from time to time.

         J.       "Plan Year" shall mean the calendar year.

         K. "Retirement" shall mean retirement at or after age 55 under the provisions of The TJX Companies, Inc. Retirement Plan as now in effect or as hereafter amended.

         L. "Termination Date" shall mean (i) in the case of an employee Participant, the date of severance of the Participant's employment with the Company, whether by death, disability, Retirement, resignation, discharge, or otherwise or (ii) in the case of a Director Participant, the date the Participant ceases to be a member of the Board of Directors of The TJX Companies, Inc.

         3. Administration. This Plan shall be administered by the E.C.C. which, in addition to the authority, power, and duty expressly set forth in the Plan, shall have the discretionary authority, power, and duty, subject to the provisions of the Plan, to (A) make rules and regulations for the deferral of compensation, the designation of beneficiaries, and the payment of Deferred Compensation, (B) interpret the Plan, and (C) make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations made by the E.C.C. shall be final and binding upon all persons.

         The Plan as it applies to employees of the Company is intended to be a "pension plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is unfunded for ERISA and tax purposes and that qualifies for the exemptions described in ERISA Sections 201(a)(2), 301(a)(3) and 401(a)(1). The E.C.C. shall be the "plan administrator" of the Plan and shall have discretion to construe its terms and determine each Eligible Participant's or Beneficiary's eligibility for deferrals or benefits hereunder. If any person claims any benefit hereunder, the E.C.C. shall make and communicate its decision with respect to the claim within 90 days from the date the claim was received. Where special circumstances require additional time for processing the claim, the ninety-day response period may be extended by the E.C.C. to 180 days. If the E.C.C. does not render a written determination prior to the expiration of such 90-day (or 180-day) period, the claim will be deemed denied. If a claim hereunder is denied, the claimant may, within 60 days of such denial, appeal the denial by written request for review delivered to the Board of Directors of The TJX Companies, Inc. or its designee, which request may include a request to review pertinent documents and to submit issues and comments in writing. The Board of Directors or its designee shall render a decision on the appeal within 60 days (or, if special circumstances require an extension of the time for processing, 120 days) after receipt of the request for review; but if no written decision is rendered within such period(s), the appeal will be deemed denied. No person who is a Participant in the Plan shall act under this paragraph as a member of the E.C.C. or of the full Board of Directors of The TJX Companies, Inc., or as a designee of the Board of Directors of The TJX Companies, Inc., with respect to his or her own claim (if any) for benefits under the Plan.

         4. Deferral of Compensation.

         A. Election to Defer. Each Eligible Person may elect to defer receipt of all or any part of his or her Eligible Compensation for a Plan Year, subject to such rules and regulations as the E.C.C. may prescribe.

                  At the time of making an election to defer, each Participant shall elect (i) the specific date or event, before or after the Participant's Termination Date, following which the first payment of any Deferred Compensation and interest thereon will be made, and (ii) whether payment(s) shall be made in a lump sum or in designated monthly installments, not to exceed 120 months. The choice of an installment method of payment shall be available only in the case of distributions commencing to be paid at Retirement. If, in connection with Retirement, the Participant has failed to designate the payment period and/or schedule for payment with respect to any Deferred Compensation, the payment of said Deferred Compensation and interest thereon will be made in 120 monthly installments commencing as soon as reasonably practicable after the Participant's Retirement.

         B. Notice of Election to Defer. Each Participant shall, within the time limits specified in Section 4.C. below, notify the Company in writing on forms provided by the Company of an election to defer the receipt of all or any part of payment of Eligible Compensation. Each such notice shall state:

                  (i) the amount or percentage of the Eligible Compensation to be deferred (not less than $1,000);

                  (ii) the date on which, or the event following which, payment of said Deferred Compensation is to commence;

                  (iii) the payment period, including number of months and schedule elected for payment;

                  (iv) the Beneficiary(ies), if any, with respect to said Deferred Compensation (see Section 7.C. below).

                  For purposes of (ii) above the E.C.C. may specify a minimum period of deferral.

         C. Time of Notice of Election to Defer. The Participant's written notice of election to defer all or any part of the Eligible Compensation that would otherwise have been payable in a Plan Year must be received by the Company by November 30 of the immediately preceding Plan Year. Notwithstanding the foregoing, in the case of a Participant who had elected (under the Plan as in effect prior to the 1998 restatement of the
                  Plan) to defer Eligible Compensation for the period ending January 31, 1999, any election with respect to the 1999 Plan Year shall be effective only as to Eligible Compensation that would otherwise have been payable in the period February 1, 1999 to December 31, 1999.

         D.       Revocation of Election.

                  (i) Within Eligible Time Periods for Filing Election. Subject to the other provisions of the Plan, a Participant may revoke or modify an election under this Section 4 only if notice of the same is filed with the E.C.C. prior to the last day for making the election prescribed under Section 4.C. above.

                  (ii) Hardships and Unusual Circumstances. In the case of hardship or unusual circumstance, the E.C.C., in its sole discretion, may modify any election previously made to defer any compensation pursuant to this
                           Section 4, if such modification shall be requested by said Participant, or after the Participant's death, by his designated Beneficiary or his estate, as the case may be.

         5. Establishment of Deferred Account. The Company shall establish and maintain a separate Deferred Account for each deferral made by a Participant, except that a single aggregated Deferred Account may be maintained for all deferrals by a Participant having identical payout periods. Each Deferred Account of a Participant shall consist of an amount (expressed in dollars) credited to such account by reason of the Participant's election to defer Eligible Compensation, as follows:

         A. Principal. The Participant's Deferred Account shall be credited with the amount of the Eligible Compensation elected to be deferred by the Participant as of the date on which it would have been payable but for said deferral.

         B. Interest. As of January 1, 2000 and the first day of each subsequent Plan Year, except as hereinafter provided, the Participant's Deferred Account shall be credited with an amount representing notional simple interest for the immediately preceding Plan Year, based on the Interest Rate for the immediately preceding Plan Year and the average monthly balance of the Deferred Account during the immediately preceding Plan Year. Notwithstanding the foregoing,

                  (i) (a) there shall be credited as of January 31, 1999 with respect to the fiscal year just ended and in accordance with the Plan as in effect prior to the 1998 restatement, notional interest based on the rate determined by reference to the fiscal year just ended, and (b) the notional interest credited as of January 1, 2000 shall be based on the average monthly balance of the Deferred Account over the period beginning January 31, 1999 and ending December 31, 1999; and

                  (ii) in the case of a distribution during a Plan Year, the E.C.C. may provide for the payment of interest not yet credited with respect to periods preceding the date of distribution.

After the close of each Plan Year (commencing with the 1999 Plan Year), the Company shall deliver to each Participant a written report summarizing the balance as of a stated date of the Participant's Deferred Account(s).

         6. Payment of Deferred Compensation.

         A. Amount of Payment. Unless the Participant has selected a lump sum payment or some other payment schedule or formula which has been approved by the E.C.C., the amount to be paid to a Participant in any month during the payout period specified in the Participant's election shall be paid in cash and computed by multiplying the amount credited to the Deferred Account by a fraction, the numerator of which is one and the denominator of which is the number of months remaining in the applicable payment period.

         B.       Time of Payment.

                  (i) Distribution While Actively Employed. If a Participant elects to receive payment on a specified date or event and the Participant is actively employed by the Company at such date or event, all payments shall be made in accordance with the election(s) filed with the Company.

                  (ii) Distribution Upon Termination Date. Notwithstanding the terms of any election made under Section 4 of the Plan, the entire amount, if any, then credited to each Deferred Account of a Participant shall be paid to him or his designated Beneficiary or his estate, as the case may be,

                                    (a)      in the case of a Participant who is
                                             an employee, pursuant to the terms
                                             of said election, but the final
                                             payment, a lump sum if necessary,
                                             shall be made not later than the
                                             tenth anniversary of the
                                             Termination Date, if said
                                             Participant's employment shall be
                                             terminated by reason of (i)
                                             Retirement at or after age 65, (ii)
                                             Retirement after age 55 (but prior
                                             to age 65) with the consent of the
                                             Company, (iii) disability, or (iv)
                                             death.

                                    (b)      in the case of a Participant who is
                                             an employee, in a lump sum as soon
                                             as practicable following the close
                                             of the Plan Year in which the
                                             Termination Date falls, if said
                                             Participant's employment shall be
                                             terminated for any other reason.

                                    (c)      in the case of a Participant who is
                                             a Director, pursuant to the terms
                                             of said election but the final
                                             payment, a lump sum if necessary,
                                             shall be made not later than the
                                             tenth anniversary of the
                                             Termination Date.

         C. Changes in Form and Timing of Payment. A Participant may change, not more than twice in any five-Plan Year period, the date as of which and (in the case of Retirement) the form in which payments of the Participant's deferred compensation amounts under the Plan are to be paid; provided, that no such change in election shall be effective with respect to payments that are to commence within the one-year period following the election; and further provided, that no such change in election shall affect the application of Section 6.B.(ii) above.

         D. Retirement Equalization Benefits. At the time a benefit is paid to a Participant in the Plan under The TJX Companies, Inc. Retirement Plan, the Participant shall be entitled to receive a retirement equalization benefit having a value equal to the difference between (i) the amount such Participant would have been entitled to receive under The TJX Companies, Inc. Retirement Plan if none of his compensation had been deferred under this Plan and (ii) the amount such Participant actually receives under The TJX Companies, Inc. Retirement Plan. Such retirement equalization benefit shall be payable in the same form that the Participant elects to receive benefits under The TJX Companies, Inc. Retirement Plan. Such retirement equalization benefit shall not be payable to the extent that the Participant is entitled to receive an equalization benefit of comparable value under The TJX Companies, Inc. Supplemental Executive Retirement Plan or any other plan.

         7. General Provisions.

         A. Assignment. No Participant's interest in any Deferred Account is assignable, either by voluntary or involuntary assignment or by operation of law. No part of any Deferred Compensation may be paid over, loaned, sold, assigned, transferred, discontinued, pledged as collateral for a loan, or in any other way encumbered until after the Deferral Period with respect to such Deferred Compensation.

         B. Unsegregated Funds. The Company shall be under no obligation to segregate any deferred funds and an election to defer Compensation hereunder shall constitute an acknowledgment and agreement by the Participant that such unsegregated funds belong absolutely and unconditionally to the Company and are subject to the claims of the Company's unsecured general creditors. The Company's obligations under the Plan are unsecured and unfunded contractual obligations only. Nothing herein contained shall be construed as creating any trust, express or implied, for the benefit of any Participant. Notwithstanding the foregoing, the Company in its discretion may establish and fund a so-called "rabbi trust" or similar grantor trust to provide for the payment of benefits hereunder.

         C. Designation of Beneficiary. Subject to applicable law, each Participant may designate a Beneficiary(ies) to receive payments to be made of Deferred Compensation, if any, after the Participant's death. In the absence of such designation, all such amounts shall be paid to the Participant's estate. The designation shall be made on a form to be supplied by the E.C.C. and may be revoked or superseded at any time. Payments to a Beneficiary(ies) shall be made in accordance with a schedule designated by the Participant.

         D. Reservation of Rights. Nothing in this Plan shall be construed to (i) give any employee any right to defer compensation other than as expressly authorized and permitted by the E.C.C., (ii) limit in any way the right of the Company to terminate a Participant's employment with the Company, or (iii) be evidence of any agreement or understanding, express or implied, that the Company will employ a Participant at any particular rate of remuneration.

         E. Amendment or Termination of the Plan. The E.C.C. may at any time terminate or amend this Plan provided that any such termination or amendment shall not affect the rights of Participants or Beneficiaries to payments of amounts standing to the credit of Participants in their Deferred Accounts at the time of such amendment or termination. In the event of termination of this Plan, the E.C.C., in its sole discretion, may establish classes of Participants and/or beneficiaries and apply different payment rules to such classes. Without limiting the foregoing, if at any time the E.C.C. determines that the continued participation of a Participant or Beneficiary in the Plan could cause the Plan to fail to qualify under Title I of ERISA as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, the E.C.C. may remove such Participant or Beneficiary from participation in the Plan, cause the Deferred Compensation standing to his or her account to be promptly distributed, or take such other steps (not inconsistent with the first sentence of this paragraph) as it may determine to be necessary or advisable under the circumstances.

         F. Withholding. The Company shall have the right to deduct or withhold from all payments of Deferred Compensation any taxes required by law to be withheld from an employee with respect to such payments. In the case of any FICA or Medicare taxes with respect to deferrals hereunder that may be due prior to payment of Deferred Compensation, the Company shall have the right to deduct or withhold from other wages of the employee, or if there are no such wages, by reducing the employee's account hereunder by the amount of such FICA or Medicare taxes and any income tax withholding required in connection with such reduction.

         G. Change in Employment or Law. The E.C.C. may, in its sole discretion, make appropriate adjustments with respect to the terms of the Plan and its applicability to Participants, including termination of individual deferral agreements, or dilution or suspension of any provision of such agreements in the event (i) of a discontinuance by the Company of a Participant's employment with the Company resulting from an event such as the merger, sale or consolidation of the Company and (ii) any of the anticipated benefits of deferral pursuant to this Plan or any provision hereof are altered by reason of any interpretation of or change in law, policy or regulation.

         H. Effective Date. This 1998 restatement of the Plan is effective with respect to the deferral of Eligible Compensation that would otherwise be payable on or after January 1, 1999 and with respect to the distribution of amounts payable hereunder on or after January 1, 1999.

         I. Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control (as defined in Exhibit A) of the Company no further deferrals under Section 4 (whether elected prior to the Change of Control or not) shall be permitted; the entire amount then credited to each Deferred Account of each Participant and the present value of the retirement equalization benefit (if any) then accrued by such Participant shall promptly be paid to such Participant (or his designated Beneficiary or his estate) in a lump sum payment; and the Plan shall terminate. For purposes of determining the present value of retirement equalization benefits under this paragraph, there shall be applied the same actuarial assumptions as would be used in determining lump-sum present values under the Company's Supplemental Executive Retirement Plan as in effect immediately prior to the Change of Control, or in the absence of such assumptions, an interest rate assumption of eight percent compounded annually and the same mortality assumptions as are then used in determining the present value of benefits under the Company's tax-qualified Retirement Plan.

                                    EXHIBIT A

                        Definition of "Change of Control"

         "Change of Control" shall mean the occurrence of any one of the following events:

                  (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; provided, however, that no transaction shall be deemed to be a Change of Control as to a Participant (i) if the person or each member of a group of persons acquiring control is excluded from the definition of the term "Person" hereunder or (ii) unless the Committee shall otherwise determine prior to such occurrence, if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control; or

                  (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

                  (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

                  (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or a Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant or a Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

         In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

         "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

         A Person shall be deemed to be the "owner" of any Common Stock:

                  (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

                  (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

                  (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989), has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

         "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

         A "Participant Related Party" shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).